                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               NETWORK COMPUTING DEVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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
                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 26, 1999

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Network Computing Devices, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 301 Ravendale Drive, Mountain View, California, on Wednesday, May 26, 1999, at 10:00 a.m. for the following purposes:

    1. To elect directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified. Management's nominees for Director are Robert G. Gilbertson, Philip Greer, Douglas H. Klein, Paul Low, Stephen A. MacDonald, Rudolph G. Morin and Peter Preuss.

    2.  To approve the Company's 1999 Stock Option Plan.

    3. To approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

    4. To approve an amendment to the Company's 1994 Outside Directors' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares.

    5. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the current fiscal year.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 5, 1999, are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

    All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he has returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ ROBERT G. GILBERTSON

                                          Robert G. Gilbertson
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mountain View, California
April 19, 1999

                        NETWORK COMPUTING DEVICES, INC.
                           350 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of Network Computing Devices, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held Wednesday, May 26, 1999 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's offices located at 301 Ravendale Drive, Mountain View, California. The telephone number at that address is (650) 694-0650.

    These proxy solicitation materials were mailed on or about April 19, 1999 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE

    Shareholders of record at the close of business on April 5, 1999 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 15,995,683 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING

    The shares represented by the proxies received will be voted as you direct. If you give no direction, the shares will be voted as recommended by the Board of Directors.

    In connection with the Delaware reincorporation, we eliminated cumulative voting. Each shareholder is entitled to one vote for each share of stock held by him or her on all matters.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials sent to shareholders. The Company has retained the services of ChaseMellon Shareholders Services, L.L.C. ("Chase") to aid in the solicitation of proxies, deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners of stock and to solicit proxies therefrom. Chase will receive a fee of approximately $5,000 and reimbursement of all reasonable out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    The Company's bylaws require advance notice of any shareholder proposals to be brought before a shareholders' meeting. Under the bylaws, in order for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company.

    To be timely, a shareholder proposal to be presented at an annual meeting must be received at the Company's principal executive offices not less than 120 calendar days in advance of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

    Accordingly, proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than December 31, 1999. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission (the "SEC").

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    A board of seven directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are currently directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The seven candidates receiving the highest number of affirmative votes of the shares voting at the Annual Meeting will be elected directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such time as his successor has been duly elected and qualified.

    The names of the Company's nominees for director and certain information about them are set forth below.

                                                                                                            DIRECTOR
NAME OF NOMINEE                     AGE                         PRINCIPAL OCCUPATION                          SINCE
-------------------------------     ---     ------------------------------------------------------------  -------------
Robert G. Gilbertson...........     57      President and Chief Executive Officer of the Company              1996
Philip Greer...................     63      Senior Managing Director, Weiss, Peck & Greer, L.L.C. (an         1992
                                            investment management company)
Douglas H. Klein...............     44      President and Chief Operating Officer, NuvoMedia, Inc. (a         1998
                                            company that designs/develops electronic books)
Paul Low.......................     66      President and Chief Executive Officer, PRL Associates (a          1995
                                            technology consulting firm)
Stephen A. MacDonald...........     53      Independent Consultant                                            1995
Rudolph G. Morin...............     61      Executive Vice President, Operations & Finance and Chief          1998
                                            Financial Officer of the Company
Peter Preuss...................     56      President, The Preuss Foundation, Inc. (a non-profit              1995
                                            corporation)

    Mr. Gilbertson has served as President, Chief Executive Officer and a director of the Company since May 1996. From 1993 to May 1996, Mr. Gilbertson served as President and Chief Executive Officer of CMX Systems, Inc., a manufacturer of precision measurement and positioning products. From 1985 to 1992, Mr. Gilbertson served as President and Chief Executive Officer of Data Switch Corporation, a manufacturer of high-speed computer and communication equipment. Mr. Gilbertson also presently serves as a director of DSL.net, Inc., a privately-held company headquartered in New Haven, Connecticut.

    Mr. Greer has served as a director of the Company since November 1992. Mr. Greer has been a senior managing director of Weiss, Peck & Greer, L.L.C., an investment management company, or its predecessor, since 1970. Mr. Greer is also a director of Federal Express Corporation and Robert Mondavi Corp., a winemaker.

    Mr. Klein has served as a director of the Company since March 1998. Since January 1998, Mr. Klein has served as President and Chief Operating Officer of NuvoMedia, Inc., a designer and developer of electronic books. From February 1988 to December 1997, Mr. Klein served in various capacities with the Company, most recently as the Company's Chief Technical Officer from June 1996 to December 1997.

    Dr. Low has served as a director of the Company since December 1995. Dr. Low has been President and Chief Executive Officer of PRL Associates, a technology consulting firm, since 1992. Prior to forming PRL Associates, from 1957 to 1992, Dr. Low served in various capacities at International Business Machines Corporation ("IBM"), most recently as President of the General Products Division from 1987 to 1990 and as General Manager, Technology and Products and a member of IBM's Corporate Management Board from 1990 to 1992. Dr. Low held the title of Vice President at IBM from 1984 to 1992. Dr. Low is also a director of Applied Materials Corporation, a semiconductor equipment manufacturer, Solectron Corporation, Veeco Instruments and Xionics Corporation, as well as several privately-held corporations.

    Mr. MacDonald has served as a director of the Company since May 1995. From October 1997 to April 1998, Mr. MacDonald served as a consultant for Active Software, Inc., a software company. Mr. MacDonald also served as President and Chief Executive Officer of Active Software from April 1996 to September 1997. Mr. MacDonald was employed by Adobe Systems Incorporated, a software company, from 1983 to March 1996, where he served as Vice President, Sales and Marketing from 1983 to 1989 and as Senior Vice President and General Manager from 1989 to 1996. Mr. MacDonald is also a director of Verity, Inc., a software company, as well as an independent consultant for various companies in the software industry.

    Mr. Morin has served as Executive Vice President, Operations & Finance and Chief Financial Officer of the Company since May 1996 and as a director since March 1998. From 1993 to 1996, Mr. Morin served as Senior Vice President of Finance and Administration for Memorex Telex Corporation, a computer networking and tape storage equipment manufacturer. From 1984 to 1992, Mr. Morin served as Executive Vice President of Data Switch Corporation, a manufacturer of high-speed computer and communication equipment.

    Mr. Preuss has served as a director of the Company since April 1995 and as Chairman of the Board since January 1996. Mr. Preuss has served as President of The Preuss Foundation, Inc., a non-profit corporation that sponsors cancer research and related seminars and conferences, since it was founded in 1985. From 1970 to 1986, Mr. Preuss was President and Chairman of the Board of Integrated Software Systems Corporation, which he founded. Mr. Preuss currently serves as a director of DepoTech Corporation, a developer and manufacturer of pharmaceutical products, a director of Centrax, a privately-held computer securities company and a director of Overland Data, a manufacturer of high-performance tape solutions for back-up, interchange and archival storage. Mr. Preuss is also a Regent of the University of California.

    There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held four meetings during the year ended December 31, 1998. The Board of Directors has an Audit Committee, an Executive Committee, and a Compensation and Stock Committee. The Board of Directors has no standing nominating committee or committee performing similar functions. During the year ended December 31, 1998, no director attended fewer than 82% of the aggregate of (i) all meetings of the Board of Directors (held during the period in which such director served) and (ii) all meetings of committees of the Board on which such director served.

    The Audit Committee of the Board of Directors currently consists of Messrs. Greer, Low and MacDonald. The Audit Committee recommends the engagement of independent auditors, consults with the independent auditors regarding the scope of annual audits and reviews the Company's system of internal accounting controls. The Audit Committee held four meetings during the fiscal year ended December 31, 1998.

    In late December 1995, the Executive Committee of the Board of Directors was formed to focus primarily on technology issues related to the Company. The Executive Committee currently consists of Messrs. Preuss and Low. Three Executive Committee meetings were held during the fiscal year ended December 31, 1998.

    The Compensation and Stock Committee of the Board of Directors (the "Compensation Committee") currently consists of Messrs. Preuss and MacDonald. The Compensation Committee makes recommendations to the Board regarding executive compensation and related matters and is responsible for the administration of option grants under the Company's 1989 Stock Option Plan. The Compensation Committee held one meeting during the fiscal year ended December 31, 1998.

            PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

    The following table sets forth certain information known to the Company relating to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the tables under "Executive Compensation," (iii) each director, and (iv) all executive officers and directors as a group, as of March 31, 1999:

                                                                                        NUMBER OF SHARES
NAME AND ADDRESS                                                                            OWNED(1)         PERCENT
--------------------------------------------------------------------------------------  -----------------  -----------
Dimensional Fund Advisors Inc.(2).....................................................         906,600           5.67%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Robert G. Gilbertson(3)...............................................................         712,807           4.46%
Rudolph G. Morin(4)...................................................................         353,883           2.21%
Peter Preuss(5).......................................................................         109,375              *
Douglas H. Klein(6)...................................................................         141,968              *
Paul Low(7)...........................................................................         101,875              *
Lorraine J. Hariton(8)................................................................          79,952              *
Cecil M. Dye(9).......................................................................          79,062              *
Philip Greer(10)......................................................................          56,948              *
Stephen A. MacDonald(11)..............................................................          31,875              *
All executive officers and directors as a group (9 persons)(12).......................       1,667,745          10.43%

------------------------

   * Less than 1%

 (1) Except as indicated and pursuant to applicable community property laws, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (2) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities described in this table and owned by the Portfolios. All securities reported in this table are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

 (3) Includes 700,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

 (4) Includes 350,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

 (5) Includes 50,000 vested shares underlying options held by Stephen A. Hurwitz as Trustee for Mr. Preuss' son, with respect to which Mr. Preuss disclaims beneficial ownership. Also includes 59,375 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

 (6) Includes 134,750 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

 (7) Includes 101,875 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

 (8) Includes 66,314 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

 (9) Includes 68,749 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

 (10) Includes 7,200 shares held by Norman Gold as Trustee for Mr. Greer's daughters, with respect to which Mr. Greer disclaims beneficial ownership. Also includes 45,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

 (11) Includes 31,875 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

 (12) Includes 1,604,055 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports they file under Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 1998.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company (determined as of December 31, 1998) (collectively, the "Named Officers") for the fiscal years ended December 31, 1996, 1997 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                              ANNUAL COMPENSATION    -------------
                                                             ----------------------  STOCK OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR     SALARY(1)     BONUS       (SHARES)     COMPENSATION(2)
------------------------------------------------  ---------  ----------  ----------  -------------  ----------------
Robert G. Gilbertson(3).........................       1998  $  314,583  $    9,591           --       $    5,213
  President and Chief Executive Officer                1997     300,000      37,500           --            4,950
                                                       1996     196,038      93,269      700,000            2,681

Cecil M. Dye(4).................................       1998  $  201,346  $   47,520           --       $    3,140
  Former Senior Vice President, Americas Sales         1997     185,000      28,739           --            2,881
                                                       1996      68,071       7,708      100,000              960

Lorraine J. Hariton(5)..........................       1998  $  214,583  $   68,096       50,000       $      763
  Former Vice President, Marketing and Business        1997     178,711     212,408       31,875            9,192(6)
  Development                                          1996     144,923     100,274       50,000              469

Rudolph G. Morin(7).............................       1998  $  276,667  $       --           --       $   14,267(8)
  Executive Vice President, Operations & Finance       1997     257,500      31,250           --           14,172(8)
  and Chief Financial Officer                          1996     149,680      74,840      350,000            2,532

------------------------

(1) Includes amounts (if any) deferred under the Company's 401(k) Plan.

(2) Except as otherwise noted, consists of the dollar value of premiums paid on life insurance for the benefit of the Named Officer.

(3) Mr. Gilbertson joined the Company as an officer in May 1996.

(4) Mr. Dye joined the Company in August 1996 and became an officer in September 1996. Mr. Dye's employment with the Company terminated in December 1998.

(5) Ms. Hariton's employment with the Company terminated in January 1999.

(6) Consists of $8,550 paid for relocation expenses and $642 in premiums paid on life insurance for Ms. Hariton's benefit.

(7) Mr. Morin joined the Company as an officer in May 1996.

(8) Includes $7,200 and $7,800 paid for automobile allowance in 1998 and 1997, respectively.

STOCK OPTION GRANTS

    The following table contains information concerning grants of stock options under the Company's 1989 Stock Option Plan (the "1989 Option Plan") to the Named Officers during the year ended December 31, 1998:

                             OPTION GRANTS IN 1998

                                                          INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                      ----------------------------------------------------------  ANNUAL RATES OF STOCK
                                                   % OF TOTAL OPTIONS                             PRICE APPRECIATION FOR
                                        OPTIONS        GRANTED TO        EXERCISE                     OPTION TERM(1)
                                        GRANTED    EMPLOYEES IN FISCAL     PRICE     EXPIRATION   ----------------------
NAME                                  (SHARES)(2)        YEAR(3)         ($/SHARE)      DATE        5%($)       10%($)
------------------------------------  -----------  -------------------  -----------  -----------  ----------  ----------
Robert G. Gilbertson................          --               --               --           --           --          --
Cecil M. Dye........................          --               --               --           --           --          --
Lorraine J. Hariton.................      50,000             8.98%       $  7.9844      5/28/08   $  251,066  $  636,252
Rudolph G. Morin....................          --               --               --           --           --          --

------------------------

(1) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

(2) Except as set forth below, each option vests and becomes exercisable to the extent of 25% of the underlying shares one year following the date of grant, with the remainder vesting on a monthly basis ratably over the 36-month period thereafter.

(3) The Company granted options to purchase an aggregate of 556,600 shares of Common Stock to employees during the year.

OPTION EXERCISES AND YEAR-END HOLDINGS

    The following table provides information with respect to the Named Officers concerning the exercise of options during 1998 and unexercised options held as of December 31, 1998:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                 NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                  NUMBER OF                            OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                   SHARES                          DECEMBER 31, 1998          DECEMBER 31, 1998(1)
                                 ACQUIRED ON       VALUE       --------------------------  ---------------------------
NAME                              EXERCISE      REALIZED(2)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------  ---------------  -----------  -------------  ------------  -------------
Robert G. Gilbertson...........          --             --        627,083        72,917    $  2,194,790   $   255,209
Cecil M. Dye...................          --             --         58,333        41,667    $    109,374   $    78,126
Lorraine J. Hariton............      50,000             --         61,198        88,836    $    155,756   $    69,272
Rudolph G. Morin...............          --             --        313,541        36,459    $  1,097,393   $   127,606

------------------------

(1) Based on the closing price of $7.00, as reported on The Nasdaq National Market on December 31, 1998 (the last trading day prior to the fiscal year-end).

(2) Sale price at time of exercise less exercise price.

COMPENSATION OF DIRECTORS

    The Company pays non-employee directors an annual retainer of $15,000 per calendar year, payable semiannually, plus a fee of $1,500 for each meeting of the Board of Directors they attend and $500 for each meeting of a committee they attend, plus reimbursement for transportation and other expenses incurred in attending such meetings. In addition to the foregoing compensation, Directors Preuss and Low also receive a fee of $1,500 for each meeting of the Executive Committee they attend. Under the 1994 Outside Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director of the Company is granted an initial option for 30,000 shares of the Company's Common Stock, followed by annual grants of options for 7,500 shares each, subject to the director's continuous service on the Board of Directors. In 1998, no other compensation was paid to the directors of the Company in their capacity as such.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

    The Company and Robert G. Gilbertson, its President and Chief Executive Officer, entered into an Employment Agreement on May 17, 1996. The agreement had an initial two-year term, commencing May 20, 1996, with a provision for automatic annual renewals of successive one-year terms unless either party provides notice of termination at least 60 days prior to the end of each term. On May 28, 1998, the Compensation Committee approved an increase in Mr. Gilbertson's annual salary from $300,000 to $325,000 effective June 1, 1998. The agreement remains subject to further annual increases, if any, and provides for an incentive bonus award based on the achievement of certain financial objectives, up to a maximum amount equal to 300% of base salary. The agreement also provides for reimbursement of reasonable out-of-pocket and ordinary expenses for commuting or relocating to the Mountain View area and necessary business expenses incurred in performing services as President and Chief Executive Officer. As part of the agreement, Mr. Gilbertson has been granted options to purchase 700,000 shares of the Company's Common Stock. The agreement provides that these options will become fully exercisable in the event of a change of control of the Company. The agreement provides that all stock options currently held by Mr. Gilbertson under the Company's 1989 Option Plan and other outside plans will vest in full and become fully exercisable in the event of any change in control of the Company after six months from employment date. In the event Mr. Gilbertson is terminated other than for cause, or if he voluntarily terminates his employment because of a material change in his job duties or title or specified acts of misconduct by the Company, he is entitled under the agreement to receive a severance payment equal to his then-current base salary for a period equal to the term of employment remaining under the agreement (but not less than 12 months) and to receive up to $40,000 in outplacement assistance.

    The Company and Rudolph G. Morin, its Executive Vice President, Operations & Finance and Chief Financial Officer, entered into an Employment Agreement on May 24, 1996. The agreement had an initial two-year term, commencing May 28, 1996, with a provision for automatic annual renewals of successive one-year terms unless either party provides notice of termination at least 60 days prior to the end of each term. On May 28, 1998, the Compensation Committee approved an increase in Mr. Morin's annual salary from $250,000 to $285,000 effective June 1, 1998. The agreement remains subject to further annual increases, if any, and provides for an incentive bonus award based on the achievement of certain financial objectives, up to a maximum amount equal to 300% of base salary. The agreement also provides for reimbursement of reasonable out-of-pocket and ordinary expenses for commuting or relocating to the Mountain View area and necessary business expenses incurred in performing services as Executive Vice President, Operations & Finance and Chief Financial Officer. As part of the agreement, Mr. Morin has been granted options to purchase 350,000 shares of the Company's common stock under the 1989 Option Plan. The agreement provides that these options will vest in full and become fully exercisable in the event of any change in control of the Company. In the event Mr. Morin is terminated other than for cause, or if he voluntarily terminates his employment because of a material change in his job duties or title or specified acts of misconduct by the Company, he is entitled under the agreement to receive a severance payment equal to his then-current base salary for a period equal to the term of employment remaining under the agreement (but not less than 12 months) and to receive up to $40,000 in outplacement assistance.

    The Company and Cecil M. Dye have entered into a Confidential Separation Agreement dated January 15, 1999. Pursuant to the agreement, Mr. Dye resigned as Sr. Vice President, Americas Sales, effective December 31, 1998. The agreement provides that, for a period of six (6) months after December 31, 1998, Mr. Dye will receive severance payments of $16,667 per month. Under the agreement, Mr. Dye has agreed to provide consulting services to the Company through June 30, 1999 to facilitate the transfer of his responsibilities as Sr. Vice President, Americas Sales and to hold himself available to provide additional part-time consulting services as needed, on a schedule consistent with such duties as Mr. Dye may have as a full-time employee elsewhere. The agreement also provides that the stock options granted to Mr. Dye will continue to vest through June 1999.

                 REPORT OF THE COMPENSATION AND STOCK COMMITTEE
                           OF THE BOARD OF DIRECTORS

    Annual compensation of the Company's executive officers is determined by the Compensation Committee, which recommends the amount of salary and bonus to be paid to each executive officer, subject to approval and ratification by the Board of Directors. The Compensation Committee is also responsible for administering the 1989 Option Plan, including the awarding of options under such plan.

COMPENSATION PHILOSOPHY

    The Company's compensation programs for executive officers are designed to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers who are likely to contribute to the long-term success of the Company. The Company also believes that a strong link should exist between executive compensation and the value received by shareholders.

COMPONENTS OF COMPENSATION

SALARY

    In setting base salary levels, the Company initially reviews the salary structure and pay practice data of other companies in similar industries. In doing so, the Company compares itself to a group of computer, networking and systems companies of similar size and capitalization using information compiled by an independent compensation consulting firm. There are currently approximately 300 companies in this comparison group.

    Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in median competitive pay levels.

    The salaries paid to Robert G. Gilbertson and Rudolph G. Morin, the Company's Chief Executive Officer and Chief Financial Officer, respectively, are determined in accordance with Employment Agreements that the Company has entered into with these persons (the "Employment Agreements"). On May 28, 1998, the Compensation Committee approved increases in the annual salaries of Messrs. Gilbertson and Morin from $300,000 to $325,000 in the case of Mr. Gilbertson and $250,000 to $285,000 in the case of Mr. Morin effective June 1, 1998. Both agreements remain subject to further annual increases, if any. Each agreement also entitles Mr. Gilbertson and Mr. Morin an annual incentive bonus based upon the achievement of certain financial objectives. The incentive bonus award will be equal to 50% of base salary when 100% of the financial objectives are met, and if overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of annual salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. The terms of each of the Employment Agreements were negotiated between the Company and Messrs. Gilbertson and Morin at arm's length in connection with the Company's effort to recruit these persons to join the Company. See "Executive Compensation - Employment, Severance and Change of Control Arrangements."

BONUS PLAN

    Effective January 1, 1997, the Company adopted its All-Employee Incentive Plan (the "Incentive Plan"). Employees of the Company, including officers, are eligible to participate in the Incentive Plan. The Incentive Plan has been designed to align the interests of employees with those of shareholders, and to reward employees for contributing to the ongoing financial success of the Company. The Incentive Plan pays employees, at varying percentages of base salary, a bonus which is funded by a percentage of the Company's pretax, prebonus operating income.

    The bonuses earned by Messrs. Gilbertson and Morin are determined in accordance with the Employment Agreements, each of which provides for an incentive bonus award based on the achievement of financial objectives set by the Compensation Committee for the fiscal year. The bonus award is equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of base salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. See "Executive Compensation - Employment, Severance and Change of Control Arrangements."

STOCK OPTION PLAN

    As is typical with emerging growth high-technology companies, a significant component of the compensation provided to the Company's executive officers is in the form of equity participation through stock options granted under the 1989 Option Plan. As a result, the Company's executive officers are directly rewarded for the Company's success and provided an economic incentive to contribute to the Company's future success and maximize shareholder value. Options granted under the 1989 Option Plan generally vest over a four-year period, to encourage employees to remain with the Company on a long-term basis.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The compensation payable to Mr. Gilbertson is determined in accordance with Mr. Gilbertson's Employment Agreement, as described above, which provides for an annual incentive bonus award based on the achievement of financial objectives set by the Compensation Committee for that fiscal year. The bonus award is equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of base salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. In 1998, the Compensation Committee set financial objectives based upon the Company's net operating income for 1998. Because the Company's 1998 net operating income fell short of this target, Mr. Gilbertson was not awarded a bonus for 1998.

                                          COMPENSATION AND STOCK COMMITTEE
                                          Peter Preuss
                                          Stephen A. MacDonald

                               PERFORMANCE GRAPH

    Set forth below is a graph indicating cumulative total return at December 31, 1994, 1995, 1996, 1997 and 1998 on $100 invested, alternatively, in the
Company's Common Stock, the CRSP Total Return Index for the Nasdaq Stock Market and the Nasdaq Computer Manufacturing Stocks Index at the close of business on December 31, 1993.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                        NETWORK COMPUTING DEVICES, INC.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                               DATE                                                   COMPANY     MARKET

                                                                                                          Index      Index
12/31/93                                                                                                    100        100
1/31/94                                                                                                  96.296    103.035
2/28/94                                                                                                 114.815    102.073
3/31/94                                                                                                  88.889     95.798
4/29/94                                                                                                  88.889     94.554
5/31/94                                                                                                   79.63     94.785
6/30/94                                                                                                  51.852     91.319
7/29/94                                                                                                  53.704     93.192
8/31/94                                                                                                  59.259     99.135
9/30/94                                                                                                  55.556     98.881
10/31/94                                                                                                 53.704    100.824
11/30/94                                                                                                 62.963     97.479
12/30/94                                                                                                 62.963     97.752
1/31/95                                                                                                  66.667     98.309
2/28/95                                                                                                  77.778    103.509
3/31/95                                                                                                     100    106.579
4/28/95                                                                                                     100    109.937
5/31/95                                                                                                 107.407    112.775
6/30/95                                                                                                 127.778    121.914
7/31/95                                                                                                 142.593    130.876
8/31/95                                                                                                 107.407    133.531
9/29/95                                                                                                 101.852    136.601
10/31/95                                                                                                 92.593    135.813
11/30/95                                                                                                    125    139.004
12/29/95                                                                                                105.556    138.265
1/31/96                                                                                                 107.407    138.944
2/29/96                                                                                                  90.741    144.233
3/29/96                                                                                                  59.259    144.708
4/30/96                                                                                                  57.407     156.71
5/31/96                                                                                                  62.037    163.906
6/28/96                                                                                                  75.926    156.517
7/31/96                                                                                                  51.852    142.559
8/30/96                                                                                                  77.778    150.547
9/30/96                                                                                                  91.667    162.062
10/31/96                                                                                                114.815    160.271
11/29/96                                                                                                127.778    170.179
12/31/96                                                                                                    150    170.025
1/31/97                                                                                                 227.778    182.109
2/28/97                                                                                                 187.037    172.037
3/31/97                                                                                                 157.407    160.804
4/30/97                                                                                                 144.444    165.831
5/30/97                                                                                                 187.037    184.696
6/30/97                                                                                                 172.222    190.353
7/31/97                                                                                                 133.333    210.432
8/29/97                                                                                                 175.926    210.179
9/30/97                                                                                                 164.815     222.58
10/31/97                                                                                                127.778     211.02
11/28/97                                                                                                124.074    212.164
12/31/97                                                                                                138.889    208.532
1/30/98                                                                                                 138.889    215.158
2/27/98                                                                                                 187.037    235.389
3/31/98                                                                                                 155.555    244.025
4/30/98                                                                                                 137.963    248.054
5/29/98                                                                                                 126.852    234.261
6/30/98                                                                                                  120.37    250.681
7/31/98                                                                                                 115.741    247.694
8/31/98                                                                                                  97.222      198.8
9/30/98                                                                                                  89.815     226.45
10/30/98                                                                                                 96.296    236.226
11/30/98                                                                                                106.481    260.132
12/31/98                                                                                                103.704    293.832
Legend
Symbol
CRSP Total Returns Index for:
Network Computing Devices, Inc.
Nasdaq Stock Market (US Companies)
Nasdaq Computer Manufacturers Stocks SIC 3570-3579 US & Foreign
Notes:
A.The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.The index level for all series was set to $100.0 on 12/31/1993.

                                               DATE                                                    PEER
                                                                                                         Index
12/31/93                                                                                                   100
1/31/94                                                                                                104.926
2/28/94                                                                                                107.468
3/31/94                                                                                                 96.947
4/29/94                                                                                                 90.612
5/31/94                                                                                                   84.4
6/30/94                                                                                                 78.618
7/29/94                                                                                                 83.867
8/31/94                                                                                                 92.108
9/30/94                                                                                                 95.592
10/31/94                                                                                               104.312
11/30/94                                                                                               103.215
12/30/94                                                                                               109.847
1/31/95                                                                                                107.388
2/28/95                                                                                                 110.36
3/31/95                                                                                                115.765
4/28/95                                                                                                121.665
5/31/95                                                                                                125.061
6/30/95                                                                                                140.741
7/31/95                                                                                                151.885
8/31/95                                                                                                161.647
9/29/95                                                                                                169.329
10/31/95                                                                                               177.095
11/30/95                                                                                               183.592
12/29/95                                                                                               172.955
1/31/96                                                                                                173.577
2/29/96                                                                                                190.964
3/29/96                                                                                                178.222
4/30/96                                                                                                204.251
5/31/96                                                                                                218.144
6/28/96                                                                                                200.345
7/31/96                                                                                                179.834
8/30/96                                                                                                192.254
9/30/96                                                                                                220.923
10/31/96                                                                                               221.817
11/29/96                                                                                               241.474
12/31/96                                                                                               231.875
1/31/97                                                                                                252.363
2/28/97                                                                                                217.234
3/31/97                                                                                                194.896
4/30/97                                                                                                202.906
5/30/97                                                                                                249.781
6/30/97                                                                                                251.899
7/31/97                                                                                                306.626
8/29/97                                                                                                305.644
9/30/97                                                                                                316.197
10/31/97                                                                                               292.488
11/28/97                                                                                               295.502
12/31/97                                                                                               280.504
1/30/98                                                                                                306.049
2/27/98                                                                                                346.723
3/31/98                                                                                                345.164
4/30/98                                                                                                369.664
5/29/98                                                                                                360.983
6/30/98                                                                                                408.885
7/31/98                                                                                                428.085
8/31/98                                                                                                371.354
9/30/98                                                                                                447.455
10/30/98                                                                                               464.865
11/30/98                                                                                               509.808
12/31/98                                                                                               607.765
Legend
Symbol
CRSP Total Returns Index for:
Network Computing Devices, Inc.                                                                                                100.0
Nasdaq Stock Market (US Companies)                                                                                             100.0
Nasdaq Computer Manufacturers Stocks SIC 3570-3579 US & Foreign                                                                100.0
Notes:
A.The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.The index level for all series was set to $100.0 on 12/31/1993.

                                               DATE
12/31/93
1/31/94
2/28/94
3/31/94
4/29/94
5/31/94
6/30/94
7/29/94
8/31/94
9/30/94
10/31/94
11/30/94
12/30/94
1/31/95
2/28/95
3/31/95
4/28/95
5/31/95
6/30/95
7/31/95
8/31/95
9/29/95
10/31/95
11/30/95
12/29/95
1/31/96
2/29/96
3/29/96
4/30/96
5/31/96
6/28/96
7/31/96
8/30/96
9/30/96
10/31/96
11/29/96
12/31/96
1/31/97
2/28/97
3/31/97
4/30/97
5/30/97
6/30/97
7/31/97
8/29/97
9/30/97
10/31/97
11/28/97
12/31/97
1/30/98
2/27/98
3/31/98
4/30/98
5/29/98
6/30/98
7/31/98
8/31/98
9/30/98
10/30/98
11/30/98
12/31/98
Legend
Symbol
CRSP Total Returns Index for:
Network Computing Devices, Inc.                                                                           63.0      105.6      150.0
Nasdaq Stock Market (US Companies)                                                                        97.8      138.3      170.0
Nasdaq Computer Manufacturers Stocks SIC 3570-3579 US & Foreign                                          109.8      173.0      231.9
Notes:
A.The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.The index level for all series was set to $100.0 on 12/31/1993.

                                               DATE
12/31/93
1/31/94
2/28/94
3/31/94
4/29/94
5/31/94
6/30/94
7/29/94
8/31/94
9/30/94
10/31/94
11/30/94
12/30/94
1/31/95
2/28/95
3/31/95
4/28/95
5/31/95
6/30/95
7/31/95
8/31/95
9/29/95
10/31/95
11/30/95
12/29/95
1/31/96
2/29/96
3/29/96
4/30/96
5/31/96
6/28/96
7/31/96
8/30/96
9/30/96
10/31/96
11/29/96
12/31/96
1/31/97
2/28/97
3/31/97
4/30/97
5/30/97
6/30/97
7/31/97
8/29/97
9/30/97
10/31/97
11/28/97
12/31/97
1/30/98
2/27/98
3/31/98
4/30/98
5/29/98
6/30/98
7/31/98
8/31/98
9/30/98
10/30/98
11/30/98
12/31/98
Legend
Symbol
CRSP Total Returns Index for:
Network Computing Devices, Inc.                                                                          138.9      103.7
Nasdaq Stock Market (US Companies)                                                                       208.5      293.8
Nasdaq Computer Manufacturers Stocks SIC 3570-3579 US & Foreign                                          280.5      607.8
Notes:
A.The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.The index level for all series was set to $100.0 on 12/31/1993.

                              CERTAIN TRANSACTIONS

    As discussed above, the Company has entered into Employment Agreements with Robert G. Gilbertson and Rudolph G. Morin. See "Executive Compensation - Employment, Severance and Change of Control Agreements."

    The Company's bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by Delaware law. The Company has entered into indemnification agreements with certain of its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms. The Company maintains insurance covering officers and directors.

                                 PROPOSAL NO. 2
                     APPROVAL OF THE 1999 STOCK OPTION PLAN

    At the Annual Meeting, the shareholders will be asked to approve the Network Computing Devices, Inc. 1999 Stock Option Plan (the "1999 Plan"). On March 31, 1999, the Board of Directors adopted the 1999 Plan, subject to its approval by the shareholders. The 1999 Plan is intended to replace the Company's 1989 Stock Option Plan (the "Predecessor Plan"), which expires on April 28, 1999.

    The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, the Company must continue to offer a competitive equity incentive program. The proposed 1999 Plan will replace the expiring Predecessor Plan and ensure that the Company will continue to have available a reasonable number of shares for its stock option program. As of April 8, 1999, options to purchase an aggregate of 3,048,000 shares of the Company's Common Stock were outstanding and 481,000 shares remained available for grant under the Predecessor Plan. Subject to further limitations described below, the maximum number of shares authorized for issuance under the proposed 1999 Plan consists only of the sum of those shares that remain available for grant under the Predecessor Plan immediately prior to its termination and any shares which subsequently would have become available upon the termination, cancellation or expiration of options outstanding under the Predecessor Plan had it not terminated.

SUMMARY OF THE 1999 PLAN

    The following summary of the 1999 Plan is qualified in its entirety by the specific language of the plan, a copy of which is available to any shareholder upon request.

    GENERAL. The purpose of the 1999 Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. The 1999 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant to employees, directors and consultants of nonstatutory stock options.

    SHARES SUBJECT TO 1999 PLAN. The maximum number of shares that may be issued under the 1999 Plan will be the sum of (i) the number of shares that remain available for grant under the Predecessor Plan immediately prior to its termination (not to exceed 481,000 shares) and (ii) the number of unissued shares subject to options outstanding under the Predecessor Plan immediately prior to its termination which for any reason subsequently expire or are terminated or canceled (not to exceed 67,000 shares). Shares issued under the 1999 Plan will consist of the authorized but unissued or reacquired shares of Common Stock of the Company. Appropriate adjustments will be made to the shares subject to the 1999 Plan, the "Grant Limit" described below and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination reclassification, or similar change in the capital structure of the Company. If any option outstanding under the 1999 Plan expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company at their original exercise price, the expired or repurchased shares are returned to the 1999 Plan and again become available for grant.

    To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the 1999 Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the 1999 Plan limits the number of shares for which options may be granted to any employee. Under this limitation (the "Grant Limit"), no employee serving as the Chairman of the Board, Chief Executive Officer or Chief Operating Officer at any time during a fiscal year may be granted options for more than 500,000 shares in such fiscal year, and no other employee may be granted options for more than 250,000 shares in any fiscal year. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described.

    ADMINISTRATION. The 1999 Plan will be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under
Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the 1999 Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The 1999 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 1999 Plan. The Board will interpret the 1999 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1999 Plan or any option.

    ELIGIBILITY. Options may be granted under the 1999 Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person's commencement of service. As of March 31, 1999, the Company had approximately 382 employees, including 2 executive officers, 5 directors and 10 consultants who would be eligible under the 1999 Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the 1999 Plan will be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1999 Plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of the Common Stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of April 5, 1999, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $5.3125 per share.

    The 1999 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price or by means of a promissory note if the optionee is an employee; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

    Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the 1999 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. However, the Board currently intends to generally limit the term of all options granted under the 1999 Plan to a period of five years. An option generally will remain exercisable for 30 days following the optionee's termination of service. However, if such termination results from the optionee's death or disability, the option generally will remain exercisable for three months or six months, respectively. In any event, the option must be exercised no later than its expiration date. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

    CHANGE IN CONTROL. The 1999 Plan defines a "Change in Control" of the Company as any of the following events upon which the shareholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party;
(iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. In addition, the 1999 Plan authorizes the Board to provide in any option agreement for acceleration of the vesting and exercisability of the option upon such circumstances in connection with a Change in Control as the Board determines. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate.

    TERMINATION OR AMENDMENT. The 1999 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within ten years of the date on which the Board adopted the 1999 Plan. The Board may terminate or amend the 1999 Plan at any time. However, without shareholder approval, the Board may not amend the 1999 Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 1999 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

    The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

NEW PLAN BENEFITS

    No options will be granted under the 1999 Plan prior to its approval by the shareholders of the Company. Future grants under the 1999 Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the 1999 Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the 1999 Plan.

REQUIRED VOTE

    Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal, provided a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy and voting "For" or "Against" the proposal. Abstentions and broker non-votes will be disregarded for purposes of determining whether a quorum is voting on the proposal but otherwise will have no effect on the outcome of the vote.

    As described above, the 1999 Plan is intended to preserve the treatment of option-related compensation as "performance-based compensation" for purposes of
Section 162(m) of the Code. By approving this proposal, the shareholders will be approving, among other things, the eligibility requirements for participation in the 1999 Plan and the Grant Limit.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
                      APPROVE THE 1999 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
               AMENDMENT TO THE 1992 EMPLOYEE STOCK PURCHASE PLAN

    At the Annual Meeting, shareholders are being asked to approve an amendment to the Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, to a total of 1,650,000 shares. As of March 31, 1999, 1,284,307 shares of Common Stock had been purchased under the Purchase Plan, at an average purchase price of $5.43 per share, and 165,693 shares remained available for purchase.

    Employee stock purchase plans of this type are a standard and competitive perquisite in high-technology companies. The Company believes that the Purchase Plan is necessary to attract and retain qualified employees, and that the increase is necessary to ensure that there will be a sufficient number of shares issuable thereunder to satisfy near term requirements.

    The number of shares of Common Stock purchased under the Purchase Plan by certain persons during the year ended December 31, 1998 are as follows: Mr. Gilbertson, Mr. Dye, Ms. Hariton and Mr. Morin purchased 1,942 shares, 2,964 shares, 1,942 shares and 1,942 shares, respectively; all current executive officers as a group purchased 8,790 shares; and all current employees, including officers who are not executive officers, as a group purchased 159,081 shares. During such year no shares were purchased under the Purchase Plan by any directors who are not executive officers, any other nominees for election as directors or any associates of such directors or nominees or of any executive officers, and no person purchased five percent or more of the total number of shares issued under the Purchase Plan during that year.

SUMMARY OF THE PURCHASE PLAN

    GENERAL. The Purchase Plan was adopted by the Company's Board of Directors and shareholders in March 1992. An aggregate of 1,450,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. Subject to shareholder approval, the Board of Directors has approved an amendment to increase the number of shares reserved for issuance under the Purchase Plan by 200,000 shares, to a total of 1,650,000 shares.

    The Purchase Plan, and the rights of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under Sections 421 and 423 of the Internal Revenue Code. See "Federal Income Tax Consequences" below.

    The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

    PURPOSE. The purpose of the Purchase Plan is to enable the Company to offer incentives to its employees, so as to attract and retain the best available officers and employees for positions of substantial responsibility, and to promote the success of the Company's business.

    ADMINISTRATION. The Purchase Plan may be administered by the Board of Directors or by a committee appointed by the Board (the "Committee") and is currently being administered by the Board of Directors. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan; however, no member of the Committee, while serving as such, shall be eligible to participate in the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

    ELIGIBILITY. Any individual (including officers and employee directors) who is customarily employed by the Company or a designated subsidiary for at least 20 hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan.

    No employee is permitted to purchase shares under the Purchase Plan if such employee owns, directly or indirectly (including stock purchasable under any outstanding purchase rights), five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. In addition, purchase options granted to a participant under the Purchase Plan (and all other purchase plans of the Company and its subsidiaries) may not permit such individual to purchase Common Stock having a fair market value of more than $25,000 (valued at the time each purchase right is granted) during any one calendar year.

    OFFERING DATES. The Purchase Plan is implemented in one-year offering periods beginning on June 1 and ending on May 31 of the following year. The Board or Committee, at its discretion, may redesignate the commencement and termination date of subsequent offering periods and may designate special short offering periods in connection with such redesignations, but no such redesignation shall affect an offering period in progress.

    Each offering is divided into two six-month "purchase periods" during which contributions are made through payroll deductions and at the end of which (the "Purchase Date") shares are issued based on the contributions made during the purchase period. A purchase period commencing on June 1 ends on the following November 30. A purchase period commencing on December 1 ends on the following May 31.

    GRANT OF OPTION; PURCHASE OF STOCK. At the beginning of an offering period, each participant is granted a purchase option to purchase up to the number of shares equal to the participant's accumulated payroll deductions at the end of each purchase period (at the rate designated by such employee, not to exceed an amount equal to 10% of the participant's compensation during the applicable purchase period) divided by 85% of the fair market value of a share of the Company's Common Stock at the beginning of the offering period. If the total number of shares that would otherwise be subject to options exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    Executing the enrollment agreement to participate in the Purchase Plan does not obligate the employee to make the stock purchase; the enrollment agreement is merely an election by the employee to have shares placed under option to him or her. Unless the employee's participation is withdrawn as provided in the Purchase Plan, his or her option for the purchase of shares will be exercised automatically at each Purchase Date, and the maximum number of full shares subject to option that are purchasable with the accumulated payroll deductions in his or her account will be purchased for him or her at the applicable option price. Any cash remaining to the credit of a participant's account under the Purchase Plan after the purchase of shares at the end of an offering period is returned to the participant without interest.

    PURCHASE PRICE. The purchase price of the Common Stock acquired at the end of a purchase period will be equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the date on which such offering period begins or (ii) 85% of the fair market value per share of Common Stock on the Purchase Date. The fair market value of the Common Stock shall be the opening sales price as reported on The Nasdaq National Market on the date of determination.

    PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of the total compensation which a participant receives during the offering period, and shall not be less than $10.00 per month. A participant may discontinue his or her participation in the Purchase Plan (see "Withdrawal from the Purchase Plan" below) or may decrease, but not increase, his or her rate of payroll deductions at any time during the offering period. Payroll deductions for a participant shall commence on the first payday following the commencement of the offering period and shall continue until altered or terminated as provided in the Purchase Plan.

    All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    NONASSIGNABILITY. Purchase rights will be exercisable only by the participant. No purchase rights, including but not limited to accumulated payroll deductions and any rights with regard to the exercise of a purchase option or to receive shares under the Purchase Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than upon death of a participant as provided in the Purchase Plan) for any reason.

    WITHDRAWAL FROM THE PURCHASE PLAN. A participant may terminate his or her participation in the Purchase Plan and his or her interest in the then-current offering period in whole, but not in part, by giving written notice to the Company of his or her election to withdraw all of the accumulated payroll deductions credited to his or her account under the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to the end of the applicable offering period. Any withdrawal by the participant of his or her accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period of the Purchase Plan. A participant's withdrawal from an offering period will not have any effect upon his or her eligibility to participate in subsequent offerings under the Purchase Plan or in any similar plan which may hereafter be adopted by the Company.

    TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company or any designated subsidiary for at least 20 hours per week during the applicable offering period, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, combination of shares, or other similar change in corporate structure effected without receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of shares purchasable under the Purchase Plan, (ii) the class and maximum number of shares purchasable per participant under any outstanding purchase right or over the term of the Purchase Plan, and (iii) the class and number of shares purchasable and the price per share payable under all outstanding purchase rights.

    AMENDMENT AND TERMINATION OF THE PURCHASE PLAN. The Purchase Plan will terminate upon the earlier of (i) March 12, 2012 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Board may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan. If such right is exercised by the Company, then the

Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised thereunder.

    The Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) permit payroll deductions at a rate in excess of 10% of the participant's compensation rate, (iii) materially increase the benefits accruing to participants under the Plan, or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant or exercise of a purchase option. As summarized below, a participant may become liable for tax upon disposition of the shares acquired, and the method of taxation will depend upon the participant's holding period.

    In order to receive the favorable Federal income tax consequences associated with the Purchase Plan, the participant generally must not sell or dispose of the shares acquired upon exercise of the purchase option within two years from the grant date (the first day of the offering period) or within 12 months after the Purchase Date. If the participant satisfies these requirements, then the lesser of (a) the excess of the fair market value of the shares at the time of sale or disposition over the option price, or (b) the excess of the fair market value of the shares at the grant date over the option price (which is computed as if exercised on the grant date), will be treated as ordinary income to the participant. Any further gain upon the sale or disposition will generally be taxed as a long-term capital gain calculated by adding the amount of ordinary income to the basis of the shares. If the selling price is less than the option price, there is no ordinary income and the participant would have a long-term capital loss on the difference.

    If the participant fails to satisfy the holding period requirements outlined above, the disposition of shares of Common Stock he or she receives under the Purchase Plan generally will be treated as a "disqualifying disposition." In the event of a disqualifying disposition, the participant generally will recognize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock at the date of exercise exceeded the exercise price. Any additional gain will be long-term or short-term gain, depending on how long the participant has held the stock. The Company may be allowed a deduction to the extent of the ordinary income recognizable by the participant. These holding period requirements do not apply to options exercised or stock transferred after the participant's death.

    The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that ordinary income must be reported upon sales or other dispositions of shares before the expiration of the holding period described above.

                            ------------------------

    The foregoing summary of the effect of current Federal income taxation upon participants in the Purchase Plan and the Company with respect to the grant of options for, and the purchase and subsequent disposition by the participant of, shares under the Purchase Plan does not purport to be complete, and reference is made to the applicable provisions of the Internal Revenue Code. The discussion of laws herein, is based only on such laws, court decisions and administrative rulings as of the date hereof. The foregoing summary also does not reflect provisions of the income tax laws of any state or foreign jurisdiction in which participants may reside, and does not address prospective estate, gift and other tax consequences of acquiring stock under the Purchase Plan.

REQUIRED VOTE

    Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal, provided a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy and voting "For" or "Against" the proposal. Abstentions and broker non-votes will be disregarded for purposes of determining whether a quorum is voting on the proposal but otherwise will have no effect on the outcome of the vote.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"
                      THE APPROVAL OF THE AMENDMENT TO THE
                         EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 4
           AMENDMENT TO THE 1994 OUTSIDE DIRECTORS' STOCK OPTION PLAN

    At the Annual Meeting, shareholders are being asked to approve an amendment to the Company's 1994 Outside Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares, to a total of 300,000 shares.

    The Directors' Plan currently provides for the issuance of 250,000 shares of Common Stock upon the exercise of options granted thereunder. As of March 31, 1999, options for 217,500 shares of Common Stock were outstanding at a weighted average price of $7.1595 per share. As of March 31, 1999, no options had been exercised and the amount of shares of Common Stock underlying options which were available to grant were 32,500 shares. The closing price of the Company's Common Stock reported on the Nasdaq National Market on March 31, 1999 was $5.00 per share.

    Management believes that the ability to grant stock options to outside directors is important to the Company's ability to retain qualified outside directors and to contract new qualified outside directors, who are essential to the long-term success of the Company. The Company believes that the number of remaining shares available for issuance under the Directors' Plan will be insufficient to accomplish these purposes. The Company anticipates that this increase in shares reserved under the Directors' Plan should meet the Company's goals of retaining and attracting qualified outside directors.

SUMMARY OF THE PROVISIONS OF THE DIRECTORS' PLAN

    Set forth below is a summary of the principal features of the Directors' Plan. Such summary is qualified in its entirety by the specific language of the Directors' Plan, a copy of which is available to any shareholder upon request.

    GENERAL. The directors of the Company who are not employees of the Company or of any present or future parent and/or subsidiary corporations of the Company and who are not affiliates of holders of 10% or more stock of the Company ("Outside Directors") are eligible to participate in the Directors' Plan. The Directors' Plan provides that each Outside Director, on the effective date of the plan or upon such director's initial appointment or election to the Board of Directors, will receive a one-time grant of an option to purchase 30,000 shares (the "Initial Grant"). The Directors' Plan further provides that, following receipt of the Initial Grant, each Outside Director will be granted an option to purchase 7,500 shares (an "Additional Grant") on the day immediately following each Annual Meeting of Shareholders occurring on or after the date six months after the Initial Grant, provided the optionee has served on the Board continuously since the Initial Grant. Each option granted pursuant to an Initial Grant or an Additional Grant becomes exercisable in four equal annual installments, subject to the optionee's continuous service on the Board of Directors. Options must have a per share exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant. On March 31, 1999 the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $5.00 per share.

    TERMS AND CONDITIONS OF OPTIONS. Options granted under the Directors' Plan may be exercised by payment of the exercise price (i) in cash, by check, or equivalent, (ii) by tender to the Company of shares of the Common Stock of the Company which have a market value not less than the option price, or (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an option. Options expire 10 years after the date of grant. During the lifetime of the optionee, the option may be exercised only by the optionee. An option may not be transferred, except by will or the laws of descent and distribution.

    If an optionee ceases to be a director of the Company for any reason except death or disability, the optionee may exercise his or her options (to the extent exercisable on the date of termination) within three (3) months after the date of termination, but in any event not later than the expiration date. If an optionee ceases to be a director of the Company due to death or disability, the optionee (or his or her legal representative) may exercise the option (to the extent exercisable on the date of termination) within twelve (12) months after the date of termination, but in any event not later than the expiration date. An optionee's service as a director will be deemed to have terminated on account of death if the optionee dies within three (3) months after such termination. The portion of an option which is unexercisable as of the date of termination will be canceled. In connection with any transfer of control of the Company, any unexercisable portion of an option shall become immediately exercisable, subject to the consummation of the transfer of control. Upon consummation of any transfer of control, any options that have not been assumed or substituted for by the successor or purchaser of the Company or exercised as of the date of the transfer of control shall terminate and cease to be outstanding effective as of the transfer of control.

    TERMINATION OR AMENDMENT. The Board of Directors may terminate or amend the Directors' Plan at any time, provided that without shareholders' approval, the Board of Directors may not amend the Directors' Plan to increase the number of shares covered by the Directors' Plan or to expand the class of persons eligible to receive options under the Directors' Plan, and provided further, that the provisions of the Directors' Plan addressing eligibility to participate and the amount, price and timing of the option grants generally may not be amended more than once every six (6) months.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

    Options granted under the Directors' Plan are nonstatutory stock having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of the option, the optionee normally recognizes ordinary income with respect to the acquired shares in the amount of the difference between the option price and the fair market value of the shares on the date of exercise. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date of recognition of income, will be taxed as long-term or short-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of recognition of income. No tax deduction is available to the Company with respect to the grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

REQUIRED VOTE

    Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1994 OUTSIDE DIRECTORS' STOCK
                                  OPTION PLAN.

                                 PROPOSAL NO. 5
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG") as the independent auditors of the Company for the current fiscal year. The selection of the independent auditors is being submitted to the shareholders for ratification at the Annual Meeting. In the event that ratification by the shareholders of the selection of KPMG as the Company's independent auditors is not obtained, the Board of Directors will reconsider such selection.

    KPMG has audited the Company's financial statements since 1988. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    The ratification of the selection of KPMG will require the affirmative vote of not less than a majority of the shares of the Company's Common Stock represented and voting at the Annual Meeting.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"
                   THE RATIFICATION OF THE SELECTION OF KPMG.

                                 OTHER BUSINESS

    The Company currently knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Dated: April 19, 1999 THE BOARD OF DIRECTORS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       NETWORK COMPUTING DEVICES, INC.

                     1999 ANNUAL MEETING OF SHAREHOLDERS


     The undersigned shareholder of Network Computing Devices, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated: April 19, 1999, and the Annual Report on Form 10-K for the year ended December 31, 1998, and hereby appoints Robert G. Gilbertson and Joseph L. Ramirez, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Network Computing Devices, Inc., to be held on May 26, 1999, at 10:00 a.m., local time, at 301 Ravendale Drive, Mountain View, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



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

                                                       PLEASE MARK      /X/
                                                       YOUR CHOICES
                                                        LIKE THIS

                                                       FOR*      AGAINST
1.  ELECTION OF                                        / /         / /
    DIRECTORS

Nominees

Robert G. Gilbertson, Philip Greer, Douglas H. Klein, Paul Low, Stephen MacDonald, Rudolph G. Morin, Peter Preuss


------------------------------------------------------------------------
For all nominees, except as noted above

* FOR all nominees listed or, in the discretion of the proxies, for such other persons as may be nominated if any such nominee does not or cannot stand for election (except as indicated).

                                                       FOR   AGAINST    ABSTAIN
2. Proposal to approve the Company's 1999 Stock        / /     / /        / /
   Option Plan.

                                                       FOR   AGAINST    ABSTAIN
3. Proposal to approve an amendment to the 1992        / /     / /        / /
   Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

4. Proposal to approve an amendment to the 1994        / /     / /        / /
   Outside Directors' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares.

5. Proposal to ratify the appointment of KPMG Peat     / /     / /
   Marwick LLP as the independent auditors of the Company.

6. In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting and any adjournment thereof.

This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

This proxy will be voted as directed or, if no direction is indicated, will be voted for the election of named directors, for approval of the Company's 1999 Stock Option Plan, for the amendment to the 1992 Employee Stock Purchase Plan, for the amendment to the 1994 outside Directors' Stock Option Plan and for the ratification of the appointment of KPMG Peat Marwick as the independent auditors of the Company.



Signature(s)                                                 Date
            ------------------------------------------------      ------------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




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